INVESTMENT SUB-ADVISORY AGREEMENT
SEI TAX EXEMPT TRUST
       AGREEMENT made as of this 31 day of March,
2016 between SEI Investments Management Corporation
(the Adviser) and BlackRock Advisors, LLC, a
Delaware limited liability company (the Sub-
Adviser).
       WHEREAS, SEI Tax Exempt Trust, a Massachusetts
business trust (the Trust), is registered as an
open-end management investment company under the
Investment Company Act of 1940, as amended (the 1940
Act); and
       WHEREAS, the Adviser has entered into an
Investment Advisory Agreement dated April 16, 1996,
as amended, (the Advisory Agreement) with the Trust,
pursuant to which the Adviser acts as investment
adviser to each series of the Trust set forth on
Schedule A attached hereto (each a Fund, and
collectively, the Funds), as such Schedule may be
amended by mutual agreement of the parties hereto;
and
       WHEREAS, the Adviser, with the approval of the
Trust, desires to retain the Sub-Adviser to provide
investment advisory services to the Adviser in
connection with the management of a Fund, and the
Sub-Adviser is willing to render such investment
advisory services.
NOW, THEREFORE, the parties hereto agree as
follows:
1.	Duties of the Sub-Adviser. Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall
manage all of the securities and other assets
of each Fund entrusted to it hereunder (the
Assets), including the purchase, retention and
disposition of the Assets, in accordance with
the Funds investment objectives, policies and
restrictions as stated in each Funds
prospectus and statement of additional
information, except as set forth in the
written instructions and directions of the
Adviser, as currently in effect and as amended
or supplemented from time to time and, in each
case, as previously provided to Sub-Adviser
(referred to collectively as the Prospectus),
and subject to the following:
(a)	The Sub-Adviser shall, in consultation
with and subject to the direction of the
Adviser, determine from time to time
what Assets should be purchased,
retained or sold by a Fund and what
portion of the Assets will be invested
or held uninvested in cash.
(b)	In the performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall, solely with respect to
the Assets, act in conformity with the
Trusts Declaration of Trust (as defined
herein), Prospectus, Compliance Policies
and Procedures which are provided to the
Sub-Adviser in writing and with the
written instructions and directions of
the Adviser and of the Board of Trustees
of the Trust (in each case, as previously
provided to Sub-Adviser) and will conform
to and comply with the requirements of
the 1940 Act and Section 851(b)(2) and
(3) of Subchapter M of the Internal
Revenue Code of 1986, as amended (the
Code), with respect to the Assets, and
all other applicable federal and state
laws and regulations, as each is amended
from time to time. Adviser acknowledges
that the Sub-Adviser is not the tax
agent of the Fund(s).
(c)	The Sub-Adviser shall determine the
Assets to be purchased or sold by a Fund
as provided in subparagraph (a) and will
place orders with or through such
persons, brokers or dealers to carry out
the policy with respect to brokerage set
forth in a Funds Prospectus, compliance
policy and procedures or as the Board of
Trustees or the Adviser may direct from
time to time and provided in advance to
the Sub-Adviser, in conformity with all
federal securities laws. In executing
Fund transactions and selecting brokers
or dealers, the Sub-Adviser will use its
best efforts to seek on behalf of each
Fund the best overall terms available.
In assessing the best overall terms
available for any transaction, the Sub-
Adviser shall consider all factors that
it deems relevant, including the breadth
of the market in the security, the price
of the security, the financial condition
and execution capability of the broker
or dealer, and the reasonableness of the
commission, if any both for the specific
transaction and on a continuing basis.
In evaluating the best overall terms
available, and in selecting the broker-
dealer to execute a particular
transaction, the Sub-Adviser may also
consider the brokerage and research
services provided (as those terms are
defined in Section 28(e) of the
Securities Exchange Act of 1934 (the
Exchange Act)). Consistent with any
guidelines established by the Board of
Trustees of the Trust and Section 28(e)
of the Exchange Act, the Sub-Adviser is
authorized to pay to a broker or dealer
who provides such brokerage and research
services a commission for executing a
portfolio transaction for a Fund which
is in excess of the amount of commission
another broker or dealer would have
charged for effecting that transaction
if, but only if, the Sub-Adviser
determines in good faith that such
commission was reasonable in relation to
the value of the brokerage and research
services provided by such broker or
dealer viewed in terms of that
particular transaction or in terms of
the overall responsibilities of the Sub-
Adviser to its discretionary clients,
including a Fund. In addition, the Sub-
Adviser is authorized to allocate
purchase and sale orders for securities
to brokers or dealers (including brokers
and dealers that are affiliated with the
Adviser, Sub-Adviser or the Trusts
principal underwriter) if the Sub-
Adviser believes that the quality of the
transaction and the commission are
comparable to what they would be with
other qualified firms. In no instance,
however, will a Funds Assets be
purchased from or sold to the Adviser,
Sub-Adviser, the Trusts principal
underwriter, or any affiliated person of
either the Trust, Adviser, the Sub-
Adviser or the principal underwriter,
acting as principal in the transaction,
except to the extent permitted by the
Securities and Exchange Commission (SEC)
and the 1940 Act.
(d)	The Sub-Adviser shall maintain all books
and records with respect to transactions
involving the Assets required by
subparagraphs (b)(5), (6), (7), (9),
(10) and (11) and paragraph (f) of Rule
31a-1 under the 1940 Act. The Sub-
Adviser shall keep the books and records
relating to the Assets required to be
maintained by the Sub-Adviser under this
Agreement and shall timely furnish to
the Adviser all information relating to
the Sub-Advisers services under this
Agreement needed by the Adviser to keep
the other books and records of a Fund
required by Rule 31a-1 under the 1940
Act. The Sub-Adviser agrees that all
records that it maintains on behalf of a
Fund are property of the Fund and the
Sub-Adviser will surrender promptly to a
Fund any of such records upon the Funds
request; provided, however, that the
Sub-Adviser may retain a copy of such
records. In addition, for the duration
of this Agreement, the Sub-Adviser shall
preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act any such
records as are required to be maintained
by it pursuant to this Agreement, and
shall transfer said records to any
successor sub-adviser upon the
termination of this Agreement (or, if
there is no successor sub-adviser, to
the Adviser).
(e)	The Sub-Adviser shall provide a Funds
custodian on each business day with
information relating to all transactions
concerning a Funds Assets and shall
provide the Adviser with such
information upon request of the Adviser.
In addition, the Sub-Adviser shall not
be liable for any act of omission of the
custodian.
(f)	To the extent called for by the Trusts
Compliance Policies and Procedures, or
as reasonably requested by a Fund, the
Sub-Adviser shall provide the Fund with
information and guidance regarding the
Assets to reasonable assist the Fund in
determining the appropriate valuation of
such Assets; provided that the Adviser
acknowledges and agrees that the Sub-
Adviser is not a valuation agent.
(g)	The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive
and the Sub-Adviser shall be free to
render similar services to others, as
long as such services do not materially
impair the services rendered to the
Adviser or the Trust.
(h)	The Sub-Adviser shall promptly notify
the Adviser of any financial condition
that is reasonably likely to materially
impair the Sub-Advisers ability to
fulfill its commitment under this
Agreement.
(i)	(i)	Except under the circumstances set
forth in subsection (i)(ii), the
Sub-Adviser shall not be
responsible for reviewing proxy
solicitation materials or voting
and handling proxies in relation
to the securities held as Assets
in a Fund. If the Sub-Adviser
receives a misdirected proxy, it
shall promptly forward such
misdirected proxy to the Adviser.
(ii)	The Sub-Adviser hereby agrees that
upon 60 days written notice from
the Adviser, the Sub-Adviser shall
assume responsibility for
reviewing proxy solicitation
materials and voting proxies in
relation to the securities held as
Assets in a Fund. As of the time
the Sub-Adviser shall assume such
responsibilities with respect to
proxies under this sub-section
(i)(ii), the Adviser shall
instruct the custodian and other
parties providing services to a
Fund to promptly forward
misdirected proxies to the Sub-
Adviser.
(j)	In performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall not consult with any
other sub-adviser to a Fund or a sub-
adviser to a portfolio that is under
common control with a Fund concerning
the Assets, except as permitted by the
policies and procedures of a Fund. The
Sub-Adviser shall not provide investment
advice to any assets of a Fund other
than the Assets.
(k)	On occasions when the Sub-Adviser deems
the purchase or sale of a security to be
in the best interest of a Fund as well
as other clients of the Sub-Adviser, the
Sub-Adviser may, to the extent permitted
by applicable law and regulations,
aggregate the order for securities to be
sold or purchased. In such event, the
Sub-Adviser will allocate securities so
purchased or sold, as well as the
expenses incurred in the transaction, in
a manner the Sub-Adviser reasonably
considers to be equitable and consistent
with its fiduciary obligations to a Fund
and to such other clients under the
circumstances.
(l)	The Sub-Adviser shall provide to the
Adviser or the Board of Trustees such
periodic and special reports, balance
sheets, financial information, and such
other information with regard to its
affairs as the Adviser or Board of
Trustees may reasonably request. The
Sub-Adviser shall also furnish to the
Adviser any other information relating
to the Assets that is reasonably
requested by the Adviser that is
required to be filed by the Adviser or
the Trust with the SEC or sent to
shareholders under the 1940 Act
(including the rules adopted thereunder)
or any exemptive or other relief that
the Adviser or the Trust obtains from
the SEC.
(m)	With respect to the Assets of a Fund,
the Sub-Adviser shall file any required
reports with the SEC pursuant to Section
13(f) and Section 13(g) of the
Securities Exchange Act of 1934, as
amended and the rules and regulations
thereunder.
(n)	The Sub-Adviser shall not be required to
render any legal advice or initiate
litigation with respect to the Assets
including, but not limited to, class
action and bankruptcy claims.
Notwithstanding the foregoing, Sub-
Adviser agrees that, upon reasonable
request of the Adviser, the Sub-Adviser
will provide such information and
documentation that the Adviser deems
relevant with respect to legal matters
or litigation pertaining to such Assets,
including but not limited to class
action and bankruptcy claims.
To the extent permitted by law, the services to
be furnished by the Sub-Adviser under this
Agreement may be furnished through the medium
of any of the Sub-Advisers partners, officers,
employees or control affiliates; provided,
however, that the use of such mediums does not
relieve the Sub-Adviser from any obligation or
duty under this Agreement.
2.	Duties of the Adviser. The Adviser shall
continue to have responsibility for all
services to be provided to each Fund pursuant
to the Advisory Agreement and shall oversee
and review the Sub-Advisers performance of its
duties under this Agreement; provided,
however, that in connection with its
management of the Assets, nothing herein shall
be construed to relieve the Sub-Adviser of
responsibility for compliance with the Trusts
Declaration of Trust (as defined herein),
Prospectus, Compliance Policies and
Procedures, the instructions and directions of
the Board of Trustees of the Trust, the
requirements of the 1940 Act, the Code, and
all other applicable federal and state laws
and regulations, as each is amended from time
to time.
3.	Delivery of Documents. The Adviser has
furnished the Sub-Adviser, prior to the date
hereof, with copies of each of the following
documents:
(a)	The Trusts Agreement and Declaration of
Trust, as filed with the Secretary of
State of the Commonwealth of
Massachusetts (such Agreement and
Declaration of Trust, as in effect on
the date of this Agreement and as
amended from time to time, herein called
the Declaration of Trust);
(b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement
and as amended from time to time, are
herein called the By-Laws);
(c)	Prospectus of each Fund.
(d)	Compliance Policies and Procedures; and
(e)	The written instructions and directions
of the Adviser in the form of Investment
Guidelines.
4.	Compensation to the Sub-Adviser. For the
services to be provided by the Sub-Adviser
pursuant to this Agreement, the Adviser will
pay the Sub-Adviser, and the Sub-Adviser
agrees to accept as full compensation
therefore, a sub-advisory fee at the rate
specified in Schedule B which is attached
hereto and made part of this Agreement. The
fee will be calculated based on the average
daily value of the Assets, excluding cash with
respect to a Fund that is an equity fund,
under the Sub-Advisers management and will be
paid to the Sub-Adviser monthly. For the
avoidance of doubt, notwithstanding the fact
that the Agreement has not been terminated, no
fee will be accrued under this Agreement with
respect to any day that the value of the
Assets under the Sub-Advisers management
equals zero. Except as may otherwise be
prohibited by law or regulation (including any
then current SEC staff interpretation), the
Sub-Adviser may, in its discretion and from
time to time, waive a portion of its fee.
5. 	Liability and Indemnification
The Sub-Adviser shall not be liable for any
error of judgment or for any loss suffered by
the Adviser in connection with the performance
of the Sub-Advisers obligations under this
Agreement, except a liability or loss
resulting from the Sub-Advisers (i) willful
misfeasance, bad faith, or negligence or its
reckless disregard of its obligations and
duties under this Agreement; or (ii) violation
of law or any duty imposed by federal or state
law.
The Sub-Adviser shall indemnify and hold
harmless the Adviser and its affiliates from
and against any and all claims, losses,
liabilities or damages (including reasonable
attorneys fees and other related expenses)
arising from or in connection with Sub-
Advisers willful misfeasance, bad faith,
negligence or reckless disregard in the
performance of its obligations and duties
hereunder; provided, however, that the Sub-
Advisers obligation under this Paragraph 5
shall be reduced to the extent that the claim
against, or the loss, liability or damage
experienced by the Adviser, is caused by or is
otherwise directly related to the Advisers own
willful misfeasance, bad faith or negligence,
or to the reckless disregard of its duties
under this Agreement.
The Adviser shall indemnify and hold harmless
the Sub-Adviser and its affiliates from and
against any and all claims, losses,
liabilities or damages (including reasonable
attorneys fees and other related expenses)
arising from or in connection with Advisers
willful misfeasance, bad faith, negligence or
reckless disregard in the performance of its
obligations and duties hereunder; provided,
however, that the Advisers obligation under
this Paragraph 5 shall be reduced to the
extent that the claim against, or the loss,
liability or damage experienced by the Sub-
Adviser, is caused by or is otherwise directly
related to the Sub-Advisers own willful
misfeasance, bad faith or negligence, or to
the reckless disregard of its duties under
this Agreement.
6.	Duration and Termination. This Agreement shall
become effective upon approval by the Trusts
Board of Trustees and its execution by the
parties hereto. Pursuant to the exemptive
relief obtained in the SEC Order dated April
29, 1996, Investment Company Act Release No.
21921, approval of the Agreement by a majority
of the outstanding voting securities of a Fund
is not required, and the Sub-Adviser
acknowledges that it and any other sub-adviser
so selected and approved shall be without the
protection (if any) accorded by shareholder
approval of an investment advisers receipt of
compensation under Section 36(b) of the 1940
Act.
This Agreement shall continue in effect for a
period of more than two years from the date
hereof only so long as continuance is
specifically approved at least annually in
conformance with the 1940 Act; provided,
however, that this Agreement may be terminated
with respect to a Fund (a) by the Fund at any
time, without the payment of any penalty, by
the vote of a majority of Trustees of the Trust
or by the vote of a majority of the outstanding
voting securities of the Fund, (b) by the
Adviser at any time, without the payment of any
penalty, on not more than 60 days nor less than
30 days written notice to the Sub-Adviser, or
(c) by the Sub-Adviser at any time, without the
payment of any penalty, on 90 days written
notice to the Adviser. This Agreement shall
terminate automatically and immediately in the
event of its assignment, or in the event of a
termination of the Advisory Agreement with the
Trust. As used in this Paragraph 6, the terms
assignment and vote of a majority of the
outstanding voting securities shall have the
respective meanings set forth in the 1940 Act
and the rules and regulations thereunder,
subject to such exceptions as may be granted
by the SEC under the 1940 Act.
7.	Compliance Program of the Sub-Adviser. The
Sub-Adviser hereby represents and warrants
that:
(a)	in accordance with Rule 206(4)-7 under
the Investment Advisers Act of 1940, as
amended (the Advisers Act), the Sub-
Adviser has adopted and implemented and
will maintain written policies and
procedures reasonably designed to
prevent violation by the Sub-Adviser and
its supervised persons (as such term is
defined in the Advisers Act) of the
Advisers Act and the rules the SEC has
adopted under the Advisers Act; and
(b)	to the extent that the Sub-Advisers
activities or services could affect a
Fund, the Sub-Adviser has adopted and
implemented and will maintain written
policies and procedures that are
reasonably designed to prevent violation
of the federal securities laws (as such
term is defined in Rule 38a-1 under the
1940 Act) by the Funds and the Sub-
Adviser (the policies and procedures
referred to in this Paragraph 7(b),
along with the policies and procedures
referred to in Paragraph 7(a), are
referred to herein as the Sub-Advisers
Compliance Program).
8.	Reporting of Compliance Matters.
(a)	The Sub-Adviser shall allow the Trusts
Chief Compliance Officer (CCO) and/or
members of the SEI Funds Compliance
Department to inspect (without taking
copies) copies of all SEC correspondence
with the Sub-Adviser, including
documents related to examinations and
sweep examinations of the Sub-Adviser,
in which the SEC identified any concerns
or issues related to the Sub-Advisers
investment advisory services to third-
party mutual funds. Notwithstanding the
foregoing, Sub-Adviser may redact
certain information not related to the
provision of investment advisory
services to third-party mutual funds.
Such documents will be made available at
the Sub-Advisers office during normal
business hours and upon reasonable prior
notice;
(b)	The Sub-Adviser shall promptly provide
to the Trusts CCO the following
documents:
(i)	a report of any material
violations of the Sub-Advisers
Compliance Program or any material
compliance matters (as such term
is defined in Rule 38a-1 under the
1940 Act) that have occurred with
respect to the Sub-Advisers
Compliance Program;
(ii)	a report of any material changes
to the policies and procedures
that compose the Sub-Advisers
Compliance Program;
(iii)	a copy of the Sub-Advisers chief
compliance officers report (or
similar document(s) which serve
the same purpose) regarding his or
her annual review of the Sub-
Advisers Compliance Program, as
required by Rule 206(4)-7 under
the Advisers Act; and
(iv)	an annual (or more frequently as
the Trusts CCO may reasonably
request) representation regarding
the Sub-Advisers compliance with
Paragraphs 7 and 8 of this
Agreement.
(c)	The Sub-Adviser shall also provide the
Trusts CCO with:
(i)	reasonable access to the testing,
analyses, reports and other
documentation, or summaries
thereof, that the Sub-Advisers
chief compliance officer relies
upon to monitor the effectiveness
of the implementation of the Sub-
Advisers Compliance Program; and
(ii)	reasonable access, during normal
business hours, to the Sub-
Advisers facilities for the
purpose of conducting pre-arranged
on-site compliance related due
diligence meetings with personnel
of the Sub-Adviser.
9.	Governing Law. This Agreement shall be
governed by the internal laws of the
Commonwealth of Massachusetts, without regard
to conflict of law principles; provided,
however, that nothing herein shall be
construed as being inconsistent with the 1940
Act.
10.	Severability. Should any part of this
Agreement be held invalid by a court decision,
statute, rule or otherwise, the remainder of
this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall
inure to the benefit of the parties hereto and
their respective successors.
11.	Notice. Any notice, advice or report to be
given pursuant to this Agreement shall be
deemed sufficient if delivered or mailed by
registered, certified or overnight mail,
postage prepaid addressed by the party giving
notice to the other party at the last address
furnished by the other party:
To the Adviser at:	SEI
Investmen
ts
Managemen
t
Corporati
on
One
Fre
edo
m
Val
ley
Dri
ve
Oak
s,
PA
194
56
Attention
: Legal
Departmen
t
To the Trusts CCO at:	SEI
Investmen
ts
Managemen
t
Corporati
on
O
n
e
F
r
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To the Sub-Adviser at:	BlackRock
Advisors,
LLC,
55 East
52nd
Street
New York,
NY 10055
United
States
Attn:
Douglas
B.
Waggoner

BlackRock
Advisors,
LLC
1
Universit
y Square
Drive
Princeton
, NJ
08540-
6455
United
States
Attention
: Rachel
Ricci
12.	Amendment of Agreement. This Agreement may be
amended only by written agreement of the
Adviser and the Sub-Adviser and only in
accordance with the provisions of the 1940
Act and the rules and regulations promulgated
thereunder.
13.	Entire Agreement. This Agreement embodies the
entire agreement and understanding between the
parties hereto, and supersedes all prior
agreements and understandings relating to this
Agreements subject matter. This Agreement may
be executed in any number of counterparts,
each of which shall be deemed to be an
original, but such counterparts shall,
together, constitute only one instrument.
In the event the terms of this Agreement are
applicable to more than one portfolio of the
Trust (for purposes of this Paragraph 13, each
a Fund), the Adviser is entering into this
Agreement with the Sub-Adviser on behalf of
the respective Funds severally and not
jointly, with the express intention that the
provisions contained in each numbered
paragraph hereof shall be understood as
applying separately with respect to each Fund
as if contained in separate agreements between
the Adviser and Sub-Adviser for each such
Fund. In the event that this Agreement is made
applicable to any additional Funds by way of a
Schedule executed subsequent to the date first
indicated above, provisions of such Schedule
shall be deemed to be incorporated into this
Agreement as it relates to such Fund so that,
for example, the execution date for purposes
of Paragraph 6 of this Agreement with respect
to such Fund shall be the execution date of
the relevant Schedule.
14.	Miscellaneous.
(a)	Where the effect of a requirement of the 1940
Act or Advisers Act reflected in any provision
of this Agreement is altered by a rule,
regulation or order of the SEC, whether of
special or general application, such provision
shall be deemed to incorporate the effect of
such rule, regulation or order.
(b)	It is understood that the name BlackRock or
any derivative thereof or any logo associated
with that name is the valuable property of the
Sub-Adviser and its affiliates. Upon
termination of this Agreement, the Fund and
the Adviser shall cease using such name as
soon as reasonably practicable.
(c)	A copy of the Declaration of Trust is on file
with the Secretary of State of the
Commonwealth of Massachusetts, and notice is
hereby given that the obligations of this
instrument are not binding upon any of the
Trustees, officers or shareholders of a Fund
or the Trust.
       IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed by their
officers designated below as of the day and year
first written above.
SEI Investments Management Corporation	BlackRock
Advisors, LLC
By: 		By:
/s/ William T. Lawrence		/s/ Thomas
F. Callahan
Name:		Name:
William T. Lawrence		Thomas F.
Callahan
Title:		Title:
Vice President		Managing
Director
?
Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
BlackRock Advisors, LLC
As of March 31, 2016
SEI TAX EXEMPT TRUST
Tax Free Fund
Institutional Tax Free Fund
?
Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
BlackRock Advisors, LLC
As of March 31, 2016
Pursuant to Paragraph 5, the Adviser shall pay the
Sub-Adviser compensation at an annual rate as
follows:
SEI Tax Exempt Trust
Tax Free Fund	[REDACTED]
Institutional Tax Free Fund	[REDACTED]
Agreed and Accepted:
SEI Investments Management Corporation
	BlackRock
Advisors, LLC
By:			By:
/s/ William T. Lawrence		/s/
Thomas F. Callahan
Name:		Name:
William T. Lawrence		Thomas F.
Callahan
Title:		Title:
Vice President		Managing
Director



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